SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2015

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Enter into a Material Definitive Agreement.

On March 25, 2015, Ebix, Inc. (the “Company”) announced that it had entered into an amendment dated March 23, 2015 (the “Amendment”) to that certain a Director Nomination Agreement (the “Agreement”) entered into on November 26, 2014, by and among the Company, Barington Companies Equity Partners, L.P., a Delaware limited partnership (“BCEP”), Barington Companies Investors, LLC, as investment advisor to certain investment accounts (“BCI” and, together with BCEP and its Affiliates, “Barington”), Ancora Advisors, LLC (“Ancora” and, together with Barington, the “Barington Group”), James A. Mitarotonda, Joseph R. Wright, Jr. and George W. Hebard III. The Amendment provides that Mr. Hebard shall replace Mr. Mitarotonda as a director of the Company and further provides for an extension of certain “standstill” provisions in the Agreement through the annual meeting of stockholders of the Company to be held in 2018. The foregoing description of the Amendment is a general description only and is qualified in its entirety by reference to the Amendment, which is attached hereto as exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 25, 2015, the Company announced the resignation of James A. Mitarotondaas a director of the Company, effective March 25, 2015. Mr. Mitarotonda left the Ebix Board to devote his own time on other Companies that need his focused attention.

(d) On March 25, 2015, the Company announced the appointment of George (“Geordie”) W. Hebard III, as a director of the Company. Mr. Hebard replaced Mr. Mitarotonda as a director pursuant to the Amendment described above. Mr. Hebard is a Managing Director of Barington Capital Group, L.P., an investment firm that has assisted numerous companies in improving their financial and share price performance. Mr. Hebard served as Principal Executive Officer and Chief Operating Officer of Enzon Pharmaceuticals, Inc. from May 2012 to December 2013, and has continued in that role as a consultant since January 2014. From September 2011 to April 2012, Mr. Hebard was a Managing Director at Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. Prior to joining Icahn Capital, from 2005 to 2011, Mr. Hebard served as a Managing Director at Blue Harbour Group, an investment firm in Greenwich, Connecticut. Prior to Blue Harbour Group, Mr. Hebard served as a Managing Director at Ranger Partners from 2002 to 2003, and prior to Ranger Partners, Mr. Hebard was an Associate at Icahn Associates Corp. from 1998 to 2002. Mr. Hebard is a director of North Atlantic Holding Company and was a director of Enzon Pharmaceuticals, Inc. from February 2012 to November 2013. He has an MBA from INSEAD and an A.B. in Economics from Princeton University.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Exhibit

10.1	Amendment dated as of March 23, 2015 to the Director Nomination Agreement, dated as of November 26, 2014, by and among Barington Companies Equity Partners, L.P., a Delaware limited partnership, Barington Companies Investors, LLC, as investment advisor to certain investment accounts, Ancora Advisors, LLC, James A. Mitarotonda, Joseph R. Wright, Jr., George W. Hebard III and Ebix, Inc.

99.1	Press Release dated March 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robert Kerris
Robert Kerris
EVP, Chief Financial Officer and Corporate Secretary

March 31, 2015